Exhibit 12.2

CERTIFICATIONS PURSUANT TO SECTION 302 OF THE SARBANES-OXLEY ACT

I, Makoto Inoue, certify that:

1.	I have reviewed this annual report on Form 20-F/A of ORIX KABUSHIKI KAISHA (the “company”);

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report; and

3.	Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the company as of, and for, the periods presented in this report.

Date: July 5, 2017

By:	/s/ MAKOTO INOUE
Name:	Makoto Inoue
Title:	Chief Executive Officer

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CERTIFICATIONS PURSUANT TO SECTION 302 OF THE SARBANES-OXLEY ACT

I, Kazuo Kojima, certify that:

1.	I have reviewed this annual report on Form 20-F/A of ORIX KABUSHIKI KAISHA (the “company”);

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report; and

3.	Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the company as of, and for, the periods presented in this report.

Date: July 5, 2017

By:	/s/ KAZUO KOJIMA
Name:	Kazuo Kojima
Title:	Chief Financial Officer

12.2-2